Exhibit 99.1

Columbia Sportswear Company Reports Record Second Quarter and First Half 2019 Financial Results; Updates Full Year 2019 Financial Outlook

Second Quarter 2019 Highlights

•	Net sales increased 9 percent (11 percent constant-currency) compared to second quarter 2018, to a record $526.2 million.

•	Gross margin expanded 70 basis points to a record 48.2 percent of net sales, compared to second quarter 2018 gross margin of 47.5 percent of net sales.

•
Operating income increased 68 percent to a record $16.4 million and operating margin expanded 110 basis points to 3.1 percent of net sales, compared to second quarter 2018 operating income of $9.7 million, or 2.0 percent of net sales. Compared to non-GAAP second quarter 2018 operating income of $11.6 million, or 2.4 percent of net sales, operating income increased 41 percent and operating margin expanded 70 basis points.

•
Earnings per diluted share increased 143 percent to a record $0.34, compared to second quarter 2018 earnings per diluted share of $0.14. Compared to non-GAAP second quarter 2018 earnings per diluted share of $0.16, earnings per diluted share increased 113 percent. Diluted earnings per share includes $0.11 of one-time tax benefits primarily related to the passage of a Swiss tax reform package.

Full Year 2019 Financial Outlook
(Financial outlook details can be found in the "Supplemental Financial Information" section and CFO Commentary document).

•
Net sales of $3.00 to $3.04 billion (prior $2.98 to $3.04 billion), representing net sales growth of 7.0 to 8.5 percent (prior 6.5 to 8.5 percent). The net sales outlook includes a foreign currency translation impact that is anticipated to reduce net sales growth by approximately 90 basis points.

•	Operating income of $388 to $396 million (prior $378 to $391 million), representing operating margin of 12.9 to 13.0 percent (prior 12.7 to 12.9 percent).

•	Diluted earnings per share of $4.65 to $4.75 (prior $4.40 to $4.55).

Throughout this press release, amounts stated to be non-GAAP exclude items described in the "Non-GAAP Financial Measures" section below. Additionally, constant-currency net sales, a non-GAAP financial measure, is referenced throughout this press release. Please see the "Supplemental Financial Information" section and financial tables included below for a more detailed description of this and other non-GAAP financial measures.

PORTLAND, Ore. - July 25, 2019 - Columbia Sportswear Company (NASDAQ: COLM), a leading innovator in active outdoor apparel, footwear, accessories and equipment, today announced second quarter 2019 financial results for the period ended June 30, 2019.

President and Chief Executive Officer Tim Boyle commented, "2019 is shaping up to be another great year for Columbia Sportswear Company. Momentum across our diverse brand portfolio, distribution channels and regions along with Project CONNECT financial benefits fueled record second quarter and first half financial performance. The Columbia brand generated double-digit constant-currency growth in the quarter and the first half of the year, led by U.S. wholesale and direct-to-consumer performance. SOREL’s progress towards becoming a year-round brand is evident in the success of Spring 2019 styles, which contributed to greater than 30 percent constant-currency growth in the quarter and first half of the year. After several challenging years, Mountain Hardwear generated double-digit constant-currency growth in the quarter and is poised for continued growth in the second half of the year."

"As we enter the second half of 2019, our brand, channel, geographic and supply chain diversification positions us for continued profitable growth despite global economic and trade uncertainty. Our first half results, Fall 2019 advance orders and current business momentum position us to deliver another record year of growth and profitability."

“Our profitable growth trajectory and fortress balance sheet, with cash and short-term investments of over $500 million and no long-term debt, provide a foundation of strength and confidence from which we will continue investing in our strategic priorities to:

•	drive brand awareness and sales growth through increased, focused demand creation investments;

•	enhance consumer experience and digital capabilities in all our channels and geographies;

•	expand and improve global direct-to-consumer operations with supporting processes and systems; and

•	invest in our people and optimize our organization across our portfolio of brands."

"We are making these investments to build on our strengths as a brand-led, consumer-focused organization and to enable sustainable long-term profitable growth."

CFO's Commentary Available Online

For a detailed review of the Company's second quarter and first half 2019 financial results and full year 2019 financial outlook please refer to the CFO Commentary exhibit furnished to the Securities and Exchange Commission (the "SEC") on Form 8‑K and published on the Investor Relations section of the Company's website at http://investor.columbia.com/results.cfm at approximately 4:15 p.m. ET today. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

Non-GAAP Financial Measures

Throughout this press release, non-GAAP amounts in second quarter 2018 exclude $1.9 million in Project CONNECT expenses and discrete costs ($1.4 million net of tax) and $0.1 million in incremental income tax expense related to the Tax Cuts and Jobs Act (“TCJA”). References to non-GAAP financial measures in first half 2018 exclude $12.9 million in Project CONNECT program expenses and discrete costs ($9.8 million net of tax), and $1.2 million in incremental provisional income tax expense related to the TCJA. These excluded items were not applicable to second quarter and first half 2019 results.

Second Quarter 2019 Financial Results
(All comparisons are between second quarter 2019 and second quarter 2018, unless otherwise noted.)

Please note the second quarter is our lowest volume sales quarter and small changes in the timing of product shipments and expenses can have a material impact on reported results.

Net sales increased 9 percent (11 percent constant-currency) to $526.2 million, from $481.6 million for the comparable period in 2018.

Gross margin expanded 70 basis points to 48.2 percent of net sales, from 47.5 percent for the comparable period in 2018.

SG&A expenses increased 8 percent to $240.8 million, or 45.8 percent of net sales, from $222.2 million, or 46.1 percent of net sales, for the comparable period in 2018. SG&A expenses increased 9 percent from non-GAAP SG&A expenses of $220.3 million, or 45.7 percent of net sales, for the comparable period in 2018.

Operating income increased 68 percent to $16.4 million, or 3.1 percent of net sales, from $9.7 million, or 2.0 percent of net sales, for the comparable period in 2018. Operating income increased 41 percent from non-GAAP operating income of $11.6 million, or 2.4 percent of sales, for the comparable period in 2018.

Net income increased 137 percent to $23.0 million, or $0.34 per diluted share, from $9.7 million, or $0.14 per diluted share, for the comparable period in 2018. Net income increased 104 percent from non-GAAP net income of $11.3 million, or $0.16 per diluted share for the comparable period in 2018. Diluted earnings per share includes $0.11 of one-time tax benefits primarily related to the passage of a Swiss tax reform package which resulted in a one-time tax benefit of $6.6 million. Second quarter 2019 net income also includes the benefit of full ownership of our China business, which became a wholly owned subsidiary effective January 2019. In second quarter 2018, the non-controlling interest share of net income was $0.8 million, or $0.01 per diluted share.

First Half 2019 Financial Results
(All comparisons are between first half 2019 and first half 2018, unless otherwise noted).

Net sales increased 8 percent (10 percent constant-currency) to $1,180.8 million, compared to $1,088.9 million for the comparable period in 2018.

Gross margin expanded 150 basis points to 50.0 percent of net sales, from 48.5 percent for the comparable period in 2018.

SG&A expenses increased 6 percent to $492.5 million, or 41.7 percent of net sales, from $465.6 million, or 42.8 percent of net sales, for the comparable period in 2018. SG&A expenses increased 9 percent from non-GAAP SG&A expenses of $452.7 million, or 41.6 percent of net sales, for the comparable period in 2018.

Operating income increased 51 percent to $104.3 million, representing 8.8 percent of net sales, compared to operating income of $69.1 million, or 6.3 percent of net sales, for the comparable period in 2018. Operating income increased 27 percent from non-GAAP operating income of $81.9 million, or 7.5 percent of net sales, for the comparable period in 2018.

Net income increased 77 percent to $97.2 million, or $1.41 per diluted share, compared to $54.8 million, or $0.77 per diluted share, for the comparable period in 2018. Net income increased 48 percent from non-GAAP net income of $65.8 million, or $0.93 per diluted share for the comparable period in 2018. First half 2019 net income includes the benefit of full ownership of our China business, which became a wholly owned subsidiary effective January 2019. In first half 2018, the non-controlling interest share of net income was $4.4 million, or $0.06 per diluted share.

Balance Sheet as of June 30, 2019

Cash, cash equivalents and short-term investments totaled $524.3 million, compared to $774.7 million at June 30, 2018.
Inventories increased 33 percent to $756.4 million, compared to $570.5 million at June 30, 2018, resulting from earlier receipts of Fall 2019 inventory in order to alleviate manufacturing capacity constraints and, to a lesser degree, increased volume to support business growth.

Share Repurchases for the Six Months Ended June 30, 2019

The Company repurchased 1,032,972 shares of common stock for an aggregate of $100.4 million, or $97.22 average price per share.

Regular Quarterly Cash Dividend

At its regular board meeting on July 19, 2019, the board of directors authorized a regular quarterly cash dividend of $0.24 per share, payable on August 29, 2019 to shareholders of record on August 15, 2019.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to review its second quarter and first half 2019 financial results and full year 2019 financial outlook. Dial (877) 407-9205 to participate. The call will also be webcast live on the Investor Relations section of the Company's website at http://investor.columbia.com.

Third Quarter 2019 Reporting Schedule

Columbia Sportswear Company plans to report third quarter and year-to-date 2019 financial results on Wednesday, October 30, 2019 at approximately 4:00 p.m. ET. Following issuance of the earnings release, a commentary reviewing the Company's third quarter 2019 financial results will be furnished to the SEC on Form 8-K and published on the

Investor Relations section of the Company's website at http://investor.columbia.com/results.cfm. A public webcast of Columbia's earnings conference call will follow at 5:00 p.m. ET at http://investor.columbia.com.

Supplemental Financial Information

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in U.S. dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the U.S. dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into U.S. dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations. In particular, investors may find the non-GAAP measures useful by reviewing our net sales results without the volatility in foreign currency exchange rates. This non-GAAP financial measure also facilitates management's internal comparisons to our historical net sales results and comparisons to competitors' net sales results.

Additionally, this document includes references to various other non-GAAP financial measures related to 2018 that may exclude program expenses, discrete costs and associated tax effects related to Project CONNECT, TCJA-related income tax expense, and a recovery in connection with an insurance claim and related tax effects. The related tax effects of program expenses and discrete costs related to Project CONNECT and the insurance claim recovery benefit were calculated using the respective statutory tax rates for applicable jurisdictions. Management believes that these non-GAAP financial measures enable useful and meaningful comparisons of our operating performance from period to period because they exclude the effects of the aforementioned items above that may not be indicative of our core operating results.

These non-GAAP financial measures, including constant-currency net sales, should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" table included herein. The non-GAAP financial measures and constant-currency information presented may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, net sales and net sales growth, gross margin, operating expenses, licensing income, operating income, operating margins, net income, earnings per share, income tax rates and the effects of tax reform (including the TCJA) as well as changes in the Company's geographic mix of pre-tax income and other discrete events that may occur during the year, share count, SG&A expenses, including deleverage, effects of foreign currency exchange rates, inventory growth, capital expenditures, projected growth or decline in specific geographies, channels and brands, continued investment in our strategic priorities, expected full-year growth and profitability, and our ability to adapt our business and realize the anticipated benefits of our investments in our strategic priorities, including Project CONNECT. Forward-looking statements often use words such as "will", "anticipate", "estimate", "expect", "should", "may" and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the Company to differ materially from the anticipated results expressed or implied by forward-looking statements in this document include: loss of key customer accounts; our ability to effectively execute our business strategies, including initiatives to implement business process enhancements and information technology (“IT”) systems and investments in our DTC businesses; our ability to maintain the strength and security of our IT systems; the effects of unseasonable weather, including global climate change; the seasonality of our business; trends affecting consumer spending, including changes in the level of consumer spending, and retail traffic patterns; unfavorable economic conditions generally, the financial health of our customers and retailer consolidation; higher than expected rates of order cancellations; changes affecting consumer demand and preferences and fashion trends; changes in international, federal or state tax, labor and other laws and regulations that affect our business, including changes in corporate tax rates, unanticipated impacts resulting from additional guidance about and application of the TCJA, tariffs, international trade policy and geopolitical tensions, or increasing wage rates; our ability to attract and retain key personnel; risks inherent in doing business in foreign markets, including fluctuations in currency exchange rates, global credit market conditions and changes in global regulation and economic and political conditions; volatility in global production and transportation costs and capacity; our ability to effectively source and deliver our products to customers and consumers in a timely manner; our dependence on independent manufacturers and suppliers and our ability to source finished products and components at competitive prices from them or at all; the effectiveness of our sales and marketing efforts; business disruptions and acts of terrorism, cyber-attacks or military activities around the globe; intense competition in the industry; our ability to establish and protect our intellectual property; and our ability to develop innovative products. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

About Columbia Sportswear Company
Columbia Sportswear Company has assembled a portfolio of brands for active lives, making it a leader in the global active lifestyle apparel, footwear, accessories, and equipment industry. Founded in 1938 in Portland, Oregon, the Company's brands are today sold in approximately 90 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hardwear®, SOREL® and prAna® brands. To learn more, please visit the Company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Contact:
Andrew Burns
Director of Investor Relations
Columbia Sportswear Company
(503) 985-4112
aburns@columbia.com

- Financial tables follow -

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$386,150	$510,656
Short-term investments	138,198	264,014
Accounts receivable, net	280,641	238,675
Inventories	756,378	570,473
Prepaid expenses and other current assets	100,800	76,399
Total current assets	1,662,167	1,660,217
Property, plant, and equipment, net	312,948	280,726
Operating lease right-of-use assets	368,856	—
Intangible assets, net	125,085	128,065
Goodwill	68,594	68,594
Deferred income taxes	82,418	70,351
Other non-current assets	42,379	38,997
Total assets	$2,662,447	$2,246,950
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$309,945	$290,812
Accrued liabilities	200,816	191,511
Operating lease liabilities	60,804	—
Income taxes payable	6,416	4,000
Total current liabilities	577,981	486,323
Non-current operating lease liabilities	345,063	—
Income taxes payable	53,216	60,827
Deferred income taxes	8,518	13
Other long-term liabilities	22,475	45,412
Total liabilities	1,007,253	592,575
Equity:
Columbia Sportswear Company shareholders' equity	1,655,194	1,640,400
Non-controlling interest	—	13,975
Total equity	1,655,194	1,654,375
Total liabilities and equity	$2,662,447	$2,246,950

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$526,210	$481,619	$1,180,818	$1,088,927
Cost of sales	272,619	252,998	590,498	560,868
Gross profit	253,591	228,621	590,320	528,059
	48.2%	47.5%	50.0%	48.5%

Selling, general and administrative expenses	240,763	222,192	492,518	465,560
Net licensing income	3,537	3,320	6,521	6,571
Income from operations	16,365	9,749	104,323	69,070
Interest income, net	2,571	2,928	5,971	5,224
Other non-operating income (expense), net	1,032	(96)	1,478	(364)
Income before income tax	19,968	12,581	111,772	73,930
Income tax benefit (expense)	3,061	(2,086)	(14,566)	(14,706)
Net income	23,029	10,495	97,206	59,224
Net income attributable to non-controlling interest	—	758	—	4,380
Net income attributable to Columbia Sportswear Company	$23,029	$9,737	$97,206	$54,844

Earnings per share attributable to Columbia Sportswear Company:
Basic	$0.34	$0.14	$1.43	$0.78
Diluted	$0.34	$0.14	$1.41	$0.77
Weighted average shares outstanding:
Basic	67,930	70,021	68,109	70,050
Diluted	68,560	70,748	68,825	70,824

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$97,206	$59,224
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and non-cash lease expense	57,487	29,067
Loss on disposal or impairment of property, plant, and equipment	1,599	578
Deferred income taxes	(4,338)	2,041
Stock-based compensation	8,781	6,599
Changes in operating assets and liabilities:
Accounts receivable	169,631	188,897
Inventories	(232,117)	(140,897)
Prepaid expenses and other current assets	(21,815)	(6,411)
Other assets	(4,830)	(11,867)
Accounts payable	41,469	37,968
Accrued liabilities	(75,360)	(49,781)
Income taxes payable	(13,967)	(12,835)
Operating lease assets and liabilities	(27,068)	—
Other liabilities	5,919	(3,258)
Net cash provided by operating activities	2,597	99,325
Cash flows from investing activities:
Purchases of short-term investments	(181,257)	(257,979)
Sales and maturities of short-term investments	308,501	88,794
Capital expenditures	(50,800)	(29,618)
Proceeds from sale of property, plant, and equipment	—	19
Net cash provided by (used in) investing activities	76,444	(198,784)
Cash flows from financing activities:
Proceeds from credit facilities	23,208	—
Repayments on credit facilities	(23,208)	—
Proceeds from issuance of common stock related to stock-based compensation	11,286	14,971
Tax payments related to stock-based compensation	(5,589)	(4,131)
Repurchase of common stock	(100,293)	(40,106)
Purchase of non-controlling interest	(17,880)	—
Cash dividends paid	(32,686)	(30,856)
Net cash used in financing activities	(145,162)	(60,122)
Net effect of exchange rate changes on cash	476	(2,929)
Net decrease in cash, cash equivalents and restricted cash	(65,645)	(162,510)
Cash, cash equivalents and restricted cash, beginning of period	451,795	673,166
Cash, cash equivalents and restricted cash, end of period	$386,150	$510,656
Supplemental disclosures of non-cash investing and financing activities:
Property, plant and equipment acquired through increase in liabilities	$9,524	$4,009
Dividend to non-controlling interest declared but not yet paid	$—	$21,332

COLUMBIA SPORTSWEAR COMPANY
Supplemental Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2018
	GAAP Measures (As Reported)	Adjust for Project CONNECT Costs (1)	Adjust for Effects of the TCJA (2)	Non-GAAP Measures
Selling, general and administrative expenses	$222,192	$(1,884)	$—	$220,308
Income from operations	9,749	1,884	—	11,633
Income before income tax	12,581	1,884	—	14,465
Income tax benefit (expense)	(2,086)	(448)	136	(2,398)
Net income	10,495	1,436	136	12,067
Net income attributable to Columbia Sportswear Company	9,737	1,436	136	11,309
Earnings per share attributable to Columbia Sportswear Company:
Basic	$0.14			$0.16
Diluted	$0.14			$0.16

	Six Months Ended June 30, 2018
	GAAP Measures (As Reported)	Adjust for Project CONNECT Costs (1)	Adjust for Effects of the TCJA (2)	Non-GAAP Measures
Selling, general and administrative expenses	$465,560	$(12,878)	$—	$452,682
Income from operations	69,070	12,878	—	81,948
Income before income tax	73,930	12,878	—	86,808
Income tax benefit (expense)	(14,706)	(3,065)	1,179	(16,592)
Net income	59,224	9,813	1,179	70,216
Net income attributable to Columbia Sportswear Company	54,844	9,813	1,179	65,836
Earnings per share attributable to Columbia Sportswear Company:
Basic	$0.78			$0.94
Diluted	$0.77			$0.93
(1) Amounts reflect professional fees, severance and other program expenses related to Project CONNECT in 2018 that the Company believes are incremental to the Company's ongoing operations. The related tax effects of these charges were calculated using the respective statutory tax rates for applicable jurisdictions.
(2) Amounts reflect an incremental provisional TCJA-related tax expense, primarily driven by refinement in the calculation of withholding taxes on our deferred tax liabilities, which drove further refinement of the Company's provisional estimates that were recorded in fourth quarter 2017.

COLUMBIA SPORTSWEAR COMPANY
Supplemental Financial Information
Net Sales Growth - Constant-currency Basis
(In millions, except percentage changes)
(Unaudited)

	Three Months Ended June 30,
		Adjust for	Constant-			Constant-
	Reported	Foreign	currency	Reported	Reported	currency
	Net Sales	Currency	Net Sales	Net Sales	Net Sales	Net Sales
	2019	Translation	2019(1)	2018	% Change	% Change(1)
Geographical Net Sales:
United States	$315.5	$—	$315.5	$280.2	13%	13%
LAAP	101.6	4.4	106.0	100.8	1%	5%
EMEA	91.6	2.4	94.0	85.0	8%	11%
Canada	17.5	0.8	18.3	15.6	12%	17%
Total	$526.2	$7.6	$533.8	$481.6	9%	11%

Brand Net Sales:
Columbia	$454.9	$7.3	$462.2	$414.8	10%	11%
SOREL	15.1	—	15.1	11.4	32%	32%
prAna	38.7	—	38.7	38.1	2%	2%
Mountain Hardwear	17.5	0.3	17.8	16.0	9%	11%
Other	—	—	—	1.3	(100)%	(100)%
Total	$526.2	$7.6	$533.8	$481.6	9%	11%

Product Category Net Sales:
Apparel, Accessories and Equipment	$432.2	$5.4	$437.6	$394.6	10%	11%
Footwear	94.0	2.2	96.2	87.0	8%	11%
Total	$526.2	$7.6	$533.8	$481.6	9%	11%

Channel Net Sales:
Wholesale	$296.2	$4.0	$300.2	$263.9	12%	14%
DTC	230.0	3.6	233.6	217.7	6%	7%
Total	$526.2	$7.6	$533.8	$481.6	9%	11%
(1) Constant-currency net sales information is a non-GAAP financial measure that excludes the effect of changes in foreign currency exchange rates against the U.S. dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the average exchange rates that were in effect during the comparable period of the prior year.

COLUMBIA SPORTSWEAR COMPANY
Supplemental Financial Information
Net Sales Growth - Constant-currency Basis
(In millions, except percentage changes)
(Unaudited)

	Six Months Ended June 30,
		Adjust for	Constant-			Constant-
	Reported	Foreign	currency	Reported	Reported	currency
	Net Sales	Currency	Net Sales	Net Sales	Net Sales	Net Sales
	2019	Translation	2019(1)	2018	% Change	% Change(1)
Geographical Net Sales:
United States	$727.7	$—	$727.7	$643.0	13%	13%
LAAP	234.5	8.2	242.7	232.4	1%	4%
EMEA	162.9	6.7	169.6	156.8	4%	8%
Canada	55.7	3.1	58.8	56.7	(2)%	4%
Total	$1,180.8	$18.0	$1,198.8	$1,088.9	8%	10%

Brand Net Sales:
Columbia	$1,007.1	$16.8	$1,023.9	$923.6	9%	11%
SOREL	54.6	0.6	55.2	42.2	29%	31%
prAna	79.9	—	79.9	80.4	(1)%	(1)%
Mountain Hardwear	39.2	0.6	39.8	40.4	(3)%	(1)%
Other	—	—	—	2.3	(100)%	(100)%
Total	$1,180.8	$18.0	$1,198.8	$1,088.9	8%	10%

Product Category Net Sales:
Apparel, Accessories and Equipment	$958.2	$12.9	$971.1	$884.6	8%	10%
Footwear	222.6	5.1	227.7	204.3	9%	11%
Total	$1,180.8	$18.0	$1,198.8	$1,088.9	8%	10%

Channel Net Sales:
Wholesale	$659.4	$11.1	$670.5	$611.6	8%	10%
DTC	521.4	6.9	528.3	477.3	9%	11%
Total	$1,180.8	$18.0	$1,198.8	$1,088.9	8%	10%
(1) Constant-currency net sales information is a non-GAAP financial measure that excludes the effect of changes in foreign currency exchange rates against the U.S. dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the average exchange rates that were in effect during the comparable period of the prior year.

COLUMBIA SPORTSWEAR COMPANY
Supplemental Financial Information
Reconciliation of GAAP to Non-GAAP Updated Full Year 2019 Financial Outlook
(Unaudited)
All projections related to anticipated future results are forward-looking in nature and are subject to risks and uncertainties which may cause actual results to differ, perhaps materially. For more information on these risks and uncertainties please refer to the "Forward Looking Statements" section.

	Twelve Months Ended December 31, 2018					2019 Financial Outlook
	GAAP Measures (As Reported)	Adjust for Project CONNECT Costs(1)	Adjust for Effects of the TCJA (2)	Adjust for Effects of Insurance Recovery (3)	Non-GAAP Measures		Commentary compared to:
(In thousands, except per share amounts)						2019 Financial Outlook	2018	2018 non-GAAP
Net sales	$2,802,326	$—	$—	$—	$—	$3.00 to $3.04 billion	7.0% to 8.5% growth
Gross profit	1,386,348	—	—	—	—	gross margin of approximately 50.3%	approximately 80 bps expansion
Selling, general and administrative expenses	1,051,152	(15,766)	—	4,317	1,039,703	37.7% to 37.8% percent of net sales	20 bps to 30 bps deleverage	60 bps to 70 bps deleverage
Income from operations	350,982	15,766	—	(4,317)	362,431	$388 to $396 million
Operating Margin						12.9% to 13.0%	40 bps to 50 bps expansion	flat to 10 bps expansion
Income tax expense	(85,769)	(3,752)	5,064	1,027	(83,430)	approximately 20%
Net income attributable to non-controlling interest	6,692	—	—	—	—	$0 million
Net income attributable to Columbia Sportswear Company	$268,256	$12,014	$5,064	$(3,290)	$282,044	$319 to $325 million
Earnings per share attributable to Columbia Sportswear Company:
Diluted	$3.81				$4.01	$4.65 to $4.75
(1) Amounts reflect professional fees, severance and other program expenses related to Project CONNECT that the Company believes are incremental to its ongoing operations. The related tax effects of these charges were calculated using the respective statutory tax rates for applicable jurisdictions.
(2) In 2018, the Company incurred $5.1 million in incremental income tax expense related to the TCJA.
(3) Amounts reflect a benefit from a recovery in connection with an insurance claim received in third quarter 2018 that the Company believes is incremental to the Company's ongoing operations.